MINISTRY PARTNERS INVESTMENT COMPANY, LLC

(a California limited liability company)

$80,000,000

Ministry Partners Secured Investment Fund

Secured Investment Notes

SELLING AGREEMENT

This agreement (the “Agreement”), made as of this 30th day of April, 2018, by and between Ministry Partners Investment Company, LLC, a California limited liability company, (the “Company”), with its principal place of business at 915 W. Imperial Highway,  Suite 120, Brea, California 92821, and Ministry Partners Securities, LLC, a Delaware limited liability company (“Managing Broker-Dealer”),  with its principal place of business at 915 W. Imperial Highway,  Suite 120, Brea, California 92821, confirms the understanding and agreement between the Company and the Managing Broker-Dealer as follows:

BACKGROUND INFORMATION

The Company hereby engages the Managing Broker-Dealer as the Company’s managing broker-dealer in connection with the offering of the Company’s Secured Investment Notes in an aggregate principal amount not to exceed $80,000,000 with varying rates and dates of maturity (the “Notes”), in a private offering pursuant to Rule 506 of Regulation D (the “Offering”). The Offering will be made to “accredited investors” (the “Accredited Investors”), as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under applicable federal and state securities laws available under Rule 506(b) of Regulation D and sophisticated investors that qualify under the provisions of Rule 506.  The Company reserves the right to offer and sell Notes through certain of its officers and directors provided that it complies with SEC Rule 3a4-1.

On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions set forth herein, Managing Broker-Dealer is hereby appointed as the managing broker-dealer to sell the Notes on a best efforts basis.

The Notes will be issued pursuant to and Loan and Security Agreement dated as of April 30, 2018, entered into by and between the Company and Ministry Partners Funding, LLC (the “Loan Agreement”).  The proceeds of the Offering will be used primarily to capitalize a secured loan fund which will be used to acquire, underwrite, originate or grant mortgage loans to Christian organizations and entities to finance the acquisition of properties, refinance existing facilities and provide construction funding for expansion and renovation of ministry-related facilities. The Managing Broker-Dealer hereby accepts such engagement upon the terms and conditions set forth in this Agreement. This Agreement shall not give rise to any commitment or obligation by the Managing Broker-Dealer to purchase any of the Notes.

Accordingly, intending to be legally bound, the parties agree as follows:

OPERATIVE PROVISIONS

1.The Offering.

(a)The final terms of the Notes to be issued by the Company and of the Offering will be determined by the Company as set forth in a Private Offering Memorandum and term sheet (which, along with any amendment or supplement thereto, is referred to herein as the “Memorandum”), which the Company will prepare for distribution to prospective purchasers of Notes in the Offering.

(b)Certain terms of the Offering are as follows:

(i)the Notes will be offered and sold in reliance on and in accordance with Rule 506(b) of Regulation D of the Securities Act and, as a result, the Offering will be exempt from the registration requirements of the Securities Act;

(ii) qualification of the Trust Indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will not be required in connection with the offer, issuance, sale, or delivery of the Notes;

(iii) the initial minimum investment in the Notes per investor will be $25,000;

(iv) there will be no minimum aggregate amount of subscriptions for Notes that the Company must accept, or any other condition that must be satisfied, before the Company may close on the sale of any Notes in the Offering;

(v) investors may purchase Notes through the Managing Broker Dealer or associated persons of the Company that effect sales of the Notes in compliance with SEC Rule 3a4-1;

(vi) the Company may elect to hold more than one closing for the sale of Notes;

(vii) the Company reserves the right to temporarily suspend the Offering at any time, including, but not limited to, suspending the offer and sale of any category of Notes made available under the Offering or terminate the Offering in its sole discretion;

(viii) the Offering will terminate at the earlier of (A) the sale of all of the Notes being offered in the Offering, and (B) the date set forth in the Memorandum; provided that, the Company may extend the Offering until

December 31, 2020 at its sole discretion; and

(ix) notwithstanding any contrary provision of this Agreement, the Managing Broker-Dealer will have no liability to the Company or any other person for its failure to identify one or more prospective investors in the Offering or the failure of the Company to sell any or all of the Notes being offered for sale in the Offering.

2.Engagement.

(a)The Company engages Managing Broker-Dealer, and Managing Broker-Dealer accepts such engagement, as the Company’s selling agent, on a best efforts basis, for the purpose of identifying, evaluating and procuring prospective qualified purchasers of Notes in the Offering.

(b) The Notes offered and sold by the Company through the efforts of Managing Broker-Dealer have been and will be offered and sold in compliance with all federal and state securities laws and regulations governing the registration and conduct of broker-dealers.  When making an offer or sale of Notes shall or will be, at the time of any such offer or sale, registered as a broker-dealer pursuant to Section 15(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements), and in good standing with the Financial Industry Regulatory Authority (“FINRA”).

(c)The Notes offered and sold by the Managing Broker-Dealer have been and will be offered and sold only to Accredited Investors and sophisticated investors in accordance with Rule 506(b) of Regulation D and applicable state securities laws; provided, however, the Company shall make all necessary filings under Rule 503 of Regulation D and such similar notice filings under applicable state securities laws.  The Managing Broker-Dealer represents and warrants that it will undertake prudent and best efforts practices to ensure that each person to whom a sale, offer or solicitation of an offer to purchase a Certificate was or will be made was and is an Accredited Investor or a qualified investor under Rule 506(b).  Prior to the sale and delivery of a Certificate to any such investor, the Managing Broker-Dealer will obtain an executed subscription agreement and investor questionnaire in the form agreed upon by the Company and the Managing Broker-Dealer (the “Subscription Documents”).

(d)In connection with the offer and sale of the Notes, the Managing Broker-Dealer has not and will not:

(1) offer or sell, or solicit any offer to buy, any Notes by any form of “general solicitation” or “general advertising”, as such terms are used in Regulation D, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; or

(2) make any representations to a prospective investor other than those contained in the Memorandum or authorize any written materials to be used to describe the potential investment other than the Memorandum and Subscription Documents.

(e)During the term of this Agreement, the Managing Broker-Dealer will use its reasonable efforts to (i) identify potential investors, (ii) furnish such potential investors, on behalf of the Company, with copies of the Memorandum, and (iii) afford such investors or any representatives thereof, the opportunity to ask questions of and to receive answers from the Company.  No sale of the Notes shall be regarded as effective unless and until accepted by the Company.

(f)Managing Broker-Dealer shall comply in all material respects with the subscription procedures and plan of distribution set forth in the Memorandum.  Any sales materials or literature used in the Offering must be approved in advance by the Company.

(g)Managing Broker-Dealer shall furnish to the Company a complete list of all persons who have been offered the Notes and the states of residence or domicile of such persons that have been offered Notes.

(h)No agreement shall be made with any person permitting the resale, repurchase or distribution of any Notes purchased by such person.

(i)If the Managing Broker-Dealer receives any funds for the purchase of Notes, the Managing Broker-Dealer shall transmit such funds as soon as practicable following receipt thereof to the Company.

(j) The Managing Broker-Dealer shall solicit, cause to be solicited, and generally oversee and supervise the solicitation of subscriptions for the purchase of Notes pursuant to the terms and conditions of the Offering, in a manner reasonably acceptable to the Company.

(k) The Company reserves the right to offer and sell Notes through one or more of its officers and directors pursuant to SEC Rule 3a4-1; provided, however, that none of such officers, Board Managers or key employees are licensed principals or associated persons with the Managing Broker Dealer.

(l) During the terms of this Agreement, the Managing Broker Dealer agrees to cooperate with the Company in carrying out the subscription procedures and selling procedures described in the Memorandum and furnished by the Company from time to time.

3.Representations, Warranties and Covenants of the Company.  The Company represents and warrants to and agrees as follows:

(a)This Agreement has been authorized, executed and delivered by the Company and, when executed by the Managing Broker-Dealer, will constitute the valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(b) The offer and sale of the Notes shall be exempt from registration under the Securities Act, and will comply, in all material respects, with the requirements of Rule 506 of Regulation D promulgated under the Securities Act and any applicable state securities laws. No documents prepared by the Company in connection with the Offering, or any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The financial statements, audited and unaudited (including the notes thereto), included in the Company’s latest annual information report on Form 10-K and subsequent quarterly reports, present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(d) No federal, state or foreign governmental agency has issued any order preventing or suspending the offering of the Notes.

(e) The Company is a limited liability company, validly existing, and in good standing under the laws of the State of California.  The Company is qualified to do business and, where applicable, in good standing in every jurisdiction in which, because of the Company’s conduct of its business, qualification in such jurisdiction is legally required.  The Company holds all governmental authorizations, approvals, and permits necessary to conduct its business and to perform its obligations under this Agreement.

(f)The Loan Agreement has been duly authorized, executed, and delivered by the Company, and each is the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(g)The offer and sale of the Notes in the Offering will be made in reliance on and in accordance with, and will qualify for the exemption from the registration requirements of the Securities Act.  In addition, the offer and sale of the Notes in the Offering will be qualified or exempt from registration under the securities law of each state in which the Notes will be offered or sold.  Neither the Company, any of its affiliates, nor anyone acting on its behalf has taken or omitted to take any act, or will take or will omit to take any act, in respect of the Offering that conflicts with the Securities Act or any applicable state securities laws.  Neither the Company nor any of its managers, officers, or controlling persons is subject to any judgment, decree, ruling, order, or other disqualification that would make the exemption provided by the Securities Act unavailable in connection with the Offering.  With respect to the Offering, the Company will comply with all federal and applicable state securities laws.

(h) To its knowledge, after reasonable inquiry, qualification of an indenture, including the Loan Agreement, with respect to the Notes under the Trust Indenture Act is not required in connection with the offer, issuance, sale, or delivery of the Notes.

(i)To its knowledge, no authorization, approval, or permit of or from, any governmental authority, any court or other tribunal, FINRA, or other self-regulatory body or any securities exchange is required by the Company for the execution, delivery, or performance of this Agreement by the Company or the sale of any Notes in the Offering by the Company, except any required filings under applicable state securities laws or notices adopted by FINRA which require a member firm to file copies of the offering documents with FINRA when it participates in a private placement of debt securities, which have been or will be made by the time required by such laws.

(j)No consent of any party to any contract, agreement, instrument, lease, license, or arrangement to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement or the Loan Agreement.  The Company’s execution, delivery, or performance of this Agreement and the Loan Agreement (i) will not violate, result in a breach of, or conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any agreement to which the Company is a party or to which the Company or any of its assets are subject; (ii) will not violate, result in a breach of, or conflict with any term of the articles of organization or operating agreement of the Company; (iii) will not result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company; and (iv) will not violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any of its assets.

(k) There is no litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or any of its properties, except as may be set forth in the Memorandum.

(l)  The Company is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan, or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(m)  The Notes are validly authorized and, when issued and delivered in accordance with the Memorandum, will be validly issued, fully paid, and non-assessable and will not be issued in violation of any preemptive rights.  No individual or entity has any right of first refusal to acquire any of the Notes in the Offering.  The Notes and Loan Agreement conform to all statements relating thereto contained in the Memorandum.

(n) The Company makes and keeps books and records and maintains internal accounting controls that provide reasonable assurance that: (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, and (iv) the reported assets are compared with existing assets at reasonable intervals.

4.Representations, Warranties, and Covenants of Managing Broker-Dealer.  Managing Broker-Dealer represents and warrants to and agrees with the Company that:

(a)Managing Broker-Dealer is duly organized and in good standing in its jurisdiction of origin.  Managing Broker-Dealer holds all governmental authorizations, approvals, and permits necessary to conduct its business and to perform its obligations under this Agreement.

(b)Managing Broker-Dealer has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement.  This Agreement has been duly authorized, executed, and delivered by Managing Broker-Dealer.  This Agreement is the legal, valid, and binding obligation of Managing Broker-Dealer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)Managing Broker-Dealer is a broker-dealer registered with the Securities and Exchange Commission under the Exchange Act, is a member in good standing of FINRA, and is registered and/or qualified to act in each jurisdiction in which it is required to be registered and/or qualified to conduct its business and to perform its obligations under this Agreement.

5.Certain Covenants of the Company.  The Company covenants to and agrees with Managing Broker-Dealer as follows:

(a)If any event occurs as the result of which, in the opinion of the Company, Managing Broker-Dealer, or their respective counsel, the Memorandum, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of such counsel, it is necessary at any time to amend or supplement the Memorandum to comply with the Securities Act or the regulations issued under the Securities Act, or applicable state securities laws, the Company will notify Managing Broker-Dealer and will promptly prepare an appropriate amendment or supplement (in form and substance reasonably satisfactory to Managing Broker-Dealer) which will correct such statement or omission or which will effect such compliance.

(b)The Company will deliver without charge to Managing Broker-Dealer such number of copies of the Memorandum, and all exhibits, amendments, and supplements thereto, if any, that Managing Broker-Dealer reasonably requests from time to time for the purposes contemplated by this Agreement.

(c)The Company shall comply with all requirements of the securities laws of the states in which the Notes will be offered or sold, including, without limitation, making timely notice filings and paying required fees, if any.

(d)The Company will promptly notify Managing Broker-Dealer of any receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Notes offered for sale in the Offering, or the exemption from such qualification and registration requirements, in any jurisdiction.

(e) The Company shall provide reasonable prior written notice to the Managing Broker-Dealer of any such extension of the Offering by the Company or any temporary or permanent suspension of the Offering.

(f)The Company will apply the net proceeds of the Offering in the manner set forth in the Memorandum.

6.Managing Broker-Dealer Fees.  In consideration for the performance of the services hereunder, the Company hereby agrees to pay to the Managing Broker-Dealer such fees as outlined below:

(a)As compensation for services to be rendered under this Agreement, the Managing Broker-Dealer shall be entitled to receive from the Company the fees specified in the Schedule attached hereto as Exhibit A and incorporated by reference, as more particularly described in the fee schedule.  The Company reserves the right, in its sole discretion, to refuse to accept any or all of the Subscription Documents it receives.   The Company may, in its sole discretion, change the assets under management fee payable for the sale of the Notes or any category of Notes at anytime, or from time to time, so long as the total compensation paid to distribute the Notes does not exceed 5.5% after giving effect to such change.

(b)No fees shall be payable to the Company with respect to any Subscription Documents until the Company accepts such documents and unless and until such time as the Company has received the proceeds of the sale of the Notes contemplated by the Subscription Documents.

(c)No fees or compensation will be paid to the Managing Broker Dealer or any representative of the Company for any sales of Notes made under SEC Rule 3a4-1.

(d)The Company agrees to reimburse Managing Broker-Dealer for its due diligence expenses incurred in engaging an independent third party to perform due diligence in connection with the Offering of the Notes.

7.Payment of Expenses.  Regardless of whether the Offering is completed, the Company will pay all of the costs and expenses relating to the Offering, including, without limitation, fees and expenses of accountants and legal counsel to the Company, due diligence fees, travel costs, printing costs, state securities filing fees, if any, and other regulatory fees and expenses Managing Broker-Dealer shall be responsible for all the other costs and expenses of its accountants, attorneys, and other professional advisors.

8.Indemnification.

(a)  Indemnification of Managing Broker-Dealer.  The Company agrees to indemnify the Managing Broker-Dealer and hold it harmless against any losses, claims, damages or liabilities incurred by the Managing Broker-Dealer, in connection with, or relating in any manner, directly or indirectly, to the Managing Broker-Dealer rendering the services in accordance with the Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Managing Broker-Dealer’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law.  Additionally, the Company agrees to reimburse the Managing Broker-Dealer immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Managing Broker-Dealer in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any services by the Managing Broker-Dealer in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action); provided, however, that in the event a determination is made by a court of competent jurisdiction that the losses, claims, damages or liability arose primarily out of the Managing Broker-Dealer’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or any violation of any applicable law, the Managing Broker-Dealer will remit to the Company any amounts for which it had been reimbursed under this paragraph.  The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Managing Broker-Dealer and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section 8 shall survive any termination of this Agreement.

(b)  Indemnification of Company. Subject to the conditions set forth below, the Managing Broker-Dealer hereby indemnifies and agrees to hold the Company, and the members, officers, managers, employees, attorneys, and accountants of the Company (any one, “Indemnified Company Party;” all together, “Indemnified Company Parties”) harmless from and against any and all loss, liability, claims, damages, and expense whatsoever arising from or based upon (a) any unauthorized verbal or written representations in connection with the Offering made by the Managing Broker-Dealer, its agents, employees, or affiliates in violation of the securities laws or the FINRA Rules, (b) the failure of the Managing Broker-Dealer to comply with the securities laws or the FINRA Rules, other than as the result of an act or omission by the Company, or (c) a breach by the Managing Broker-Dealer of any term, condition, representation, warranty, or covenant by the Managing Broker-Dealer in this Agreement.   If any action is brought against an Indemnified Company Party in respect of which indemnification may be sought hereunder, such Indemnified Company Party shall promptly notify the Managing Broker-Dealer of such action and the Managing Broker- Dealer shall assume the defense of such action, at the expense of the Managing Broker- Dealer, through qualified legal counsel selected by the Managing Broker-Dealer and reasonably acceptable to the Company.   The Managing Broker-Dealer shall promptly notify the Indemnified Company Parties of the commencement of any litigation or proceedings against the Managing Broker-Dealer or any of the officers or agents of the Managing Broker-Dealer in connection with the Memorandum or the Offering.

9.Representations and Agreements to Survive Delivery and Termination. All representations, warranties, covenants, and agreements contained in this Agreement or in certificates of officers of the Company (a) are made on the date of this Agreement and are deemed to be made again on the date of the Memorandum, each amendment or supplement to the Memorandum, and on each closing date, (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Managing Broker-Dealer, or any Indemnified Person, and (c) shall survive termination of this Agreement or the delivery of any Notes to the purchasers thereof in the Offering.

10.Termination.

(a)This Agreement will terminate at the earlier of (i) the time that all of the Notes in the Offering have been sold, (ii) the latest date set forth in Section 1(b)(vii) above, or (iii) the time that this Agreement is terminated pursuant to Section 10(b), 10(c) or 10(d) below.

(b)Managing Broker-Dealer may terminate this Agreement at any time upon 30 days advance written notice to the Company.

(c)Managing Broker-Dealer may terminate this Agreement at any time upon written notice to the Company if: (i) a material disruption in the major securities markets occurs; (ii) an outbreak of major hostilities or other national or international calamity occurs; (iii) a banking moratorium is declared by a state or federal authority; (iv) a moratorium in foreign exchange trading by major international banks or persons is declared; (v) a material interruption in the mail service or other means of communication within the United States occurs; (vi) the Company sustains a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss is insured against, that, in the opinion of Managing Broker-Dealer, makes it inadvisable to proceed with the Offering; or (vii) a change occurs in the market for the Company’s securities or securities in general or in political, financial, or economic conditions that, in the opinion of Managing Broker-Dealer, makes it inadvisable to proceed with the Offering.

(d) The Company shall be entitled to terminate this Agreement upon thirty days’ prior notice in the event that Managing Broker-Dealer fails to reasonably carry out its duties under this Agreement or commits an act of negligence or intentional wrongdoing when undertaking its duties under this Agreement.

11.Compliance.All actions, direct or indirect, by the Managing Broker-Dealer and its agents, employees, and affiliates shall conform to (a) requirements applicable to broker-dealers under the Securities Laws, and (b) the FINRA Rules.

12.Information. In connection with the Offering, the Company will furnish Managing Broker-Dealer with all relevant material regarding the business and financial condition of the Company as Managing Broker-Dealer reasonably requests, all of which will be accurate and complete at the time furnished.  The Company also will use all reasonable efforts to make available its personnel, consultants, experts, attorneys, and accountants to Managing Broker-Dealer upon Managing Broker-Dealer’s reasonable request in connection with services provided or to be provided by Managing Broker-Dealer under this Agreement.  The Managing Broker-Dealer is relying, without independent verification, on the accuracy and completeness of all information furnished to it by or on behalf of the Company in connection with the Offering.

13. No Offset.  No fee paid or payable to Managing Broker-Dealer, or any of their respective affiliates may be used as an offset or credit against any other fee paid or payable by the Company to Managing Broker-Dealer, or any of their respective affiliates for any services not relating to the Offering.

14.Notices.  All notices and other communications under or with respect to this Agreement must be in writing and will be deemed delivered on the day of delivery if delivered by hand, on the next business day if delivered by nationally recognized overnight courier with delivery charges prepaid, on the third day after mailing if delivered by U.S. certified mail, return receipt requested with postage prepaid, or the next business day if delivered by facsimile with confirmation from the transmitting facsimile machine, to the following addresses:

If to the Company:Ministry Partners Investment Company, LLC

915 W. Imperial Highway

Suite 120

Brea,  California 92821

Fax: (714) 671-5767

Attention:  Joseph W. Turner, Jr., President

With a copy to:Bush Ross, P.A.

1801 North Highland Avenue

Tampa,  Florida 33602-2656

Fax: (813) 223-9620

Attention: Randy K. Sterns, Esq.

If to Managing

Broker-Dealer:Ministry Partners Securities, LLC

915 W. Imperial Highway

Suite 120

Brea,  California 92821

Fax: (714) 671-5767

Attention:  Joseph W. Turner, Jr., President

A party may change its address by written notice to the other parties provided in the manner set forth in this Section.

15.Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN ORANGE COUNTY, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party may be awarded reasonable attorneys fees, expenses and costs.

16.Confidentiality. The Managing Broker-Dealer may acquire certain non-public information respecting the business of the Company in connection with the performance of services hereunder, including information, which is reasonably understood to be proprietary or confidential in nature (collectively, “Confidential Information”).  The Managing Broker-Dealer hereby agrees that all Confidential Information shall be kept strictly confidential by the Managing Broker-Dealer and its affiliates, members, partners, shareholders, managers, directors, officers, employees, advisors, agents, and controlling persons (collectively, “Representatives”), except that Confidential Information or portions thereof may be disclosed to Representatives who need to know such information for the purpose of enabling the Managing Broker-Dealer to perform services hereunder (it being understood that prior to such disclosure, such Representative will be informed by the Managing Broker-Dealer of the confidential nature of such Confidential Information and shall agree to be bound by this Agreement).  The Managing Broker-Dealer shall be responsible for any breach of this provision by any of its Representatives.  For purposes hereof, Confidential Information shall not include any information which (i) at the time of disclosure or thereafter is or becomes generally known by the public (other than as a result of its disclosure by the Managing Broker-Dealer or its Representatives), (ii) was or becomes available to the Managing Broker-Dealer on a non-confidential basis from a person who is not subject to a confidentiality agreement concerning that information, or (iii) is required by law to be disclosed by the Managing Broker-Dealer (provided that if such disclosure is required by order of a court or administrative agency, the Managing Broker-Dealer shall notify the Company as soon as possible so that the Company may seek a protective order).

17.Assignments and Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

18. Modification and Waiver.  Only an instrument in writing executed by the parties hereto may amend this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

19.Construction.  The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

20.Facsimile Signatures.  Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original.  At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

21.Severability.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

22. Survivability.  Neither the termination of this Agreement nor the completion of any services to be provided by the Managing Broker-Dealer hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

23.Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

[Signature Page Follows]

The Company and Managing Broker-Dealer have caused this Managing Broker-Dealer Agreement to be signed by their duly authorized representatives as of the date first written above.

/s/ Joseph W. Turner, Jr.
Ministry Partners Investment Company, LLC By: /s/ Joseph W. Turner, Jr. Name: Joseph W. Turner, Jr. Title: President
Ministry Partners Securities, LLC By:/s/ R. Michael Lee Name: R. Michael Lee Title: Chairman of the Board

EXHIBIT A

FEE STRUCTURE

Assets Under Management Fee

Managing Broker Dealer will receive an assets under management fee equal to 1% of the outstanding principal balance of the Secured Notes, payable on a monthly basis sold under the Offering (the “AUM Fee”).  The Company reserves the right to reduce or waive the AUM Fee at any time or from time to time without the consent of Managing Broker Dealer.  Payment of AUM Fee is subject to maximum gross dealer concessions of 5.5% paid as commission or as an AUM Fee on the sale of any Secured Note sold prior to the date of this Memorandum.

As a result, the maximum sales compensation to be paid to Managing Broker Dealer as sales commissions from the sale of Secured Notes prior to the effective date and including any AUM Fees paid on the outstanding balance of a Secured Note after the date of this Memorandum shall not exceed 5.5% of the principal balance of the Secured Notes, determined on a monthly basis, during the term of such Secured Note.

Payments of the AUM Fee assessed on the principal balance of the Secured Notes will be made on a monthly basis within thirty (30) days after the close of the preceding month.  Managing Broker Dealer shall deliver a report to the Company which summarizes the principal balance held for each investor by category and type of Note purchased within thirty (30) days of the close of the preceding month.

Processing Fee

The Company will also pay a .50% processing fee on the purchase of a Secured Note commencing with the effective date of the Memorandum.  The processing fee is assessed on the initial purchase of the Note.  No processing fee will be assessed on any withdrawals or requests for liquidation of a Secured Note.